Exhibit 99.1

Diffusion Pharmaceuticals Completes Merger with RestorGenex and Becomes a Publicly Traded Oncology-Focused Biotechnology Company

Charlottesville, VA, January 8, 2016 (GLOBE NEWSWIRE) -- Diffusion Pharmaceuticals LLC, a clinical-stage biotechnology company focused on the development of novel small molecule therapeutics for cancer, today announced the successful completion of its merger with RestorGenex Corporation (OTCQX:RESX). The combined company is changing its name to Diffusion Pharmaceuticals Inc.

“Becoming a public company is a key element of our strategy, and the completion of this merger is a significant accomplishment for the Diffusion team,” said David Kalergis, chairman and chief executive officer of Diffusion Pharmaceuticals. “We believe that our novel oncology therapeutics for treatment-resistant solid cancers have tremendous potential, and that becoming a publicly traded company affords us the greatest opportunity to capitalize on this large and growing market opportunity.” Mr. Kalergis added, “We would like to thank the board and management team of RestorGenex for their confidence in merging our two companies for the benefit of our respective stockholders.”

Diffusion Pharmaceuticals Inc. will continue to develop its lead drug candidate, trans sodium crocetinate (TSC), which has demonstrated positive results in a Phase 2 clinical trial in patients newly diagnosed with glioblastoma multiforme (GBM). TSC has received Orphan Drug Designation from the U.S. Food and Drug Administration for the treatment of GBM and expects to enter a Phase III study in newly diagnosed GBM patients in 2016.  Future development of TSC includes other orphan indications.  The company is planning to commence a Phase II/III trial in pancreatic cancer in 2016 with a Phase II/III study in brain metastases to follow. TSC’s novel mechanism of action enhances the diffusion of oxygen to cancerous tumors, improving the effects of cancer treatments like radiation therapy and chemotherapy. Diffusion will review and prioritize products formerly in the RestorGenex pipeline.

MTS Securities, LLC. acted as exclusive financial advisor to Diffusion and Dechert LLP acted as legal counsel to Diffusion. Raymond James & Associates, Inc. acted as exclusive financial advisor to RestorGenex and Fox Rothschild LLP acted as legal counsel for RestorGenex.

About Diffusion Pharmaceuticals

Diffusion Pharmaceuticals is a clinical stage biotechnology company focused on extending the life expectancy of cancer patients by improving the effectiveness of current standard-of-care treatments including radiation therapy and chemotherapy. Diffusion is developing its lead drug, trans sodium crocetinate (TSC), for use in the many cancers types in which tumor hypoxia (oxygen deprivation) is known to diminish the effectiveness of current treatment paradigms. TSC targets the cancer’s hypoxic micro-environment, re-oxygenating treatment-resistant tissue and making the cancer cells more susceptible to the therapeutic effects of treatments such as radiation therapy and chemotherapy, without the apparent addition of any serious side effects. TSC has potential application in other indications involving hypoxia, such as stroke and neurodegenerative diseases.

A Phase II clinical program, completed in the second quarter of 2015, evaluated 59 patients with newly diagnosed glioblastoma multiforme (GBM). The study demonstrated a favorable safety and efficacy profile for TSC combined with standard of care. This trial has been the basis for discussions with the U.S. Food and Drug Administration. A Phase III program in newly diagnosed GBM is expected to commence in 2016. Additional planned studies include a Phase II/III trial in pancreatic cancer, also expected to commence in 2016. A Phase II/III study in brain metastases is also being planned. TSC’s novel mechanism safely re-oxygenates a range of tumor types, so its therapeutic potential is not limited to specific tumors, thereby making it potentially useful to improve current standard-of-care treatments of many life-threatening cancers.

About Treatment-Resistant Cancers and TSC

Oxygen deprivation at the cellular level (“hypoxia”) is the result of rapid tumor growth, causing the tumor to outgrow its blood supply. Cancerous tumor cells thrive on hypoxia and the resultant changes in the tumor microenvironment cause “treatment-resistance” to radiation therapy and chemotherapy. Using a novel, proprietary mechanism of action, Diffusion’s lead drug TSC counteracts tumor hypoxia – and therefore treatment-resistance – by safely re-oxygenating tumor tissue, thus enhancing tumor kill and potentially prolonging patients’ life expectancy. Oxygen levels of normal tissue remain unaffected upon administration of TSC, thereby avoiding the introduction of harmful side effects.

About TSC Clinical Trial Programs in Brain and Pancreatic Cancers

Glioblastoma (GBM) is the most common and aggressive form of primary brain cancer and is also considered one of the most hypoxic of solid tumors. In 2015, Diffusion completed a Phase I/II study of TSC in 59 patients with newly diagnosed GBM. The results demonstrated that people who received TSC plus standard-of-care radiotherapy and temozolomide chemotherapy had an improvement in survival compared to an historical control group. Median survival in the TSC treated patients was 16.3 months, with a one year survival of 71.2% and a two year survival of 36.3%.

Health‐related quality of life measures, including global health status and physical, social and motor functioning, remained stable or improved in TSC‐treated patients during the trial. No serious negative safety findings attributed to TSC were observed in the study and adverse events were consistent with those seen in previous trials of GBM featuring radiation therapy and temozolomide chemotherapy.

In August 2015, agreement was reached with the U.S. Food and Drug Administration (FDA) on the design of a single 400 patient Phase III study that would support registration of TSC for the treatment of newly diagnosed GBM patients in combination with radiation and/or chemotherapy.

Discussion is currently underway with the FDA regarding design of a planned Phase II/III trial in pancreatic cancer. Pancreatic cancer is among the most deadly of cancers, showing an average 5-year survival rate of less than 10%. It is also considered to be one of the most hypoxic cancers.

A Phase II/III trial in brain metastases is being planned. Metastatic brain cancer is a form of cancer that has spread from a primary tumor location elsewhere to the brain. The median survival following conventional radiation therapy is three to six months, demonstrating the substantial unmet medical need.

GBM, pancreatic cancer and brain metastases are all rare conditions and eligible for Orphan Status from the FDA. Orphan Drug status has been granted for TSC in GBM and brain metastases, and is pending I pancreatic cancer. For additional information about Diffusion, please visit www.diffusionpharma.com.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to future operations and products, the potential of the combined company’s technology and product candidates, the anticipated timing of future clinical trials, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “would,” “will,” “plans,” “possibility,” “potential,” “future,” “expects,” “anticipates,” “believes,” “intends,” “continue,” “expects,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include; general business and economic conditions; the company’s need for and ability to obtain additional financing; and the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance. All forward-looking statements in this news release speak only as of the date of this news release and are based on Company management’s current beliefs and expectations. Diffusion Pharmaceuticals undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Diffusion Pharmaceuticals Contacts

David Kalergis

Chairman and Chief Executive Officer

Diffusion Pharmaceuticals

(434) 220-0718

dkalergis@diffusionpharma.com

Stephanie Carrington

ICR Inc.

(646) 277-1282

Stephanie.Carrington@icrinc.com